Exhibit 99.1

Finish Line Declares Quarterly Cash Dividend

INDIANAPOLIS, July 18, 2013 –The Finish Line, Inc. (NASDAQ: FINL) announced today that its board of directors has declared a quarterly cash dividend of $0.07 per share of outstanding common stock. The quarterly cash dividend will be payable September 16, 2013 to shareholders of record as of August 30, 2013.

About The Finish Line, Inc.
The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 653 stores in malls across the U.S., manages the athletic footwear inventory in 660 Macy’s stores, and employs more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates, through a venture with Gart Capital Partners, the Running Specialty Group, including 38 specialty running shops in 11 states and the District of Columbia under The Running Company, Run On!, Road Runner, Blue Mile and Boulder Running Company banners. More information is available at www.run.com.

Forward-Looking Statements
This news release may contain certain statements that the company believes are, or may be considered to be, “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe”, “future”, “intend”, “plan”, “expect”, “goal”, “will”, “estimate”, “provide”, “maintain”, “continue”, “create”, “launch”, “build”, “accelerate”, “execute”, “potential”, “confidence”, or other similar words, or statements that describe objectives, plans or goals. All of these forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contemplated by the relevant forward-looking statement. There are several principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements, as noted in the company’s Securities and Exchange Commission filings and previous releases. The forward-looking statements included herein are made only as of the date of this report and the company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Dianna L. Boyce Corporate Communications (317) 613-6577	Ed Wilhelm Chief Financial Officer (317) 613-6914